EXHIBIT 10.54

EIGHTH LOAN MODIFICATION AGREEMENT
This Eighth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 15, 2016, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 8020 Towers Crescent Drive, Suite 475, Vienna, Virginia 22182 (“Bank”), (ii) LUNA INNOVATIONS INCORPORATED, a Delaware corporation (“Innovations”), LUNA TECHNOLOGIES, INC., a Delaware corporation (“Technologies”), ADVANCED PHOTONIX, INC., a Delaware corporation (“API”), and PICOMETRIX, LLC, a Delaware limited liability company (“Picometrix”; Innovations, Technologies, API and Picometrix are referred to herein, individually and collectively, jointly and severally, as “Borrower”), each with offices located at 301 1st Street SW, Suite 200, Roanoke, Virginia 24011.
1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 18, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 18, 2010, between Borrower and Bank, as amended by a certain First Loan Modification Agreement, dated as of March 7, 2011, as further amended by a certain Second Loan Modification Agreement, dated as of May 18, 2011, as further amended by a certain Third Loan Modification Agreement, dated as of June 1, 2012, as further amended by a certain Fourth Loan Modification Agreement, dated as of March 1, 2013, as further amended by a certain Consent, Release and Fifth Loan Modification Agreement, dated as of January 21, 2014, as further amended by a certain Joinder, Consent and Sixth Loan Modification Agreement, dated as of May 8, 2015, and as further amended by a certain Waiver and Seventh Loan Modification Agreement, dated as of September 29, 2015 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in certain Intellectual Property Security Agreements executed by each Borrower in favor of Bank (collectively, the “IP Agreements”, and together with any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3.    DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:
“6.9    Financial Covenants.
(a)    Minimum Cash. Borrower shall maintain at all times, to be certified as of the last day of each month, unrestricted cash at Bank of not less than Three Million Dollars ($3,000,000).
(b)    Liquidity Coverage Ratio. Borrower shall maintain at all times, to be certified as of the last day of each month commencing with the month ending on September 30, 2015, a Liquidity Coverage Ratio of greater than 1.50 to 1.00.
(c)    Minimum Adjusted EBITDA. Borrower shall achieve, measured as of the last day of each fiscal quarter during the following periods, Adjusted EBITDA of at least (loss not worse than) the following:

Period	Minimum Adjusted EBITDA
Trailing three (3) month period ending September 30, 2015	($600,000)
Trailing six (6) month period ending December 31, 2015	($250,000)
Trailing nine (9) month period ending March 31, 2016	($550,000)
Trailing twelve (12) month period ending June 30, 2016, and the last day of each fiscal quarter thereafter on a trailing twelve (12) month basis	$1.00”
and inserting in lieu thereof the following:
“6.9    Financial Covenants.
(a)    Minimum Cash. Borrower shall maintain at all times, to be certified as of the last day of each month, unrestricted cash at Bank of not less than (i) Five Million Dollars ($5,000,000) through and including June 30, 2017, (ii) Four Million Dollars ($4,000,000) from July 1, 2017 through and including June 30, 2018, and (iii) Three Million Dollars ($3,000,000) at all times thereafter.
(b)    Liquidity Coverage Ratio. Borrower shall maintain at all times, to be certified as of the last day of each month, a Liquidity Coverage Ratio of greater than 1.50 to 1.00.”

2	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:
“Adjusted EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) to the extent deducted in the calculation of Net Income, non-cash stock compensation expense, plus (f) to the extent paid by Borrower, up to $2,700,000 paid by Borrower to the Defense Contract Management Agency (“DCMA”) as refunds for overpayments by the DCMA, minus (g) Unfinanced Capital Expenditures, including, without limitation, capitalized Intellectual Property.
“Capital Expenditures” means, with respect to any person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, plus (b) to the extent not covered by clause (a), the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or capitalized assets or the capital stock of any other Person.
“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, if any, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).
“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries, if any, for any period as at any date of determination, the net profit (or loss), exclusive of any extraordinary gains, after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.
“Unfinanced Capital Expenditures” means, with respect to any Person for any period, the aggregate of all Capital Expenditures by such Person and its Subsidiaries during such period that are paid in cash and are not financed or funded using proceeds from (a) the issuance of additional equity interests of Borrower, (b) Credit Extensions, (c) Subordinated Debt, (d) specific equipment financing, (e) asset sales, (f) insurance proceeds, or (g) government grants or other incentives, and in each instance determined in accordance with GAAP.

3	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate in the form of Exhibit B attached hereto.
4.    FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5.    RATIFICATION OF IP AGREEMENTS. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreements, and acknowledges, confirms and agrees that said IP Agreements contain an accurate and complete listing of all Intellectual Property Collateral as defined in each respective IP Agreement, and each remains in full force and effect. Notwithstanding the terms and conditions of any of the IP Agreements, Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within thirty (30) days of any such filing.
6.    RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Perfection Certificate dated as of May 8, 2015, and acknowledges, confirms and agrees the disclosures and information provided to Bank in such Perfection Certificate remains true and correct in all material respects as of the date hereof.
7.    AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.
8.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
9.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement (as modified by this Loan Modification Agreement), and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
10.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
11.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
12.    JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.
13.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
14.    EFFECTIVENESS. As a condition precedent to the effectiveness of this Loan Modification Agreement and Bank’s obligation to make the Term Loan, Bank shall have received the following prior to or concurrently with this Loan Modification Agreement, each in form and substance satisfactory to Bank:

A.	this Loan Modification Agreement duly executed on behalf of Borrower;

B.
certified copies, dated as of a recent date, of financing statement and other lien searches of each Borrower, as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the Agreement, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

C.	Borrower’s payment of the fees set forth in Section 5 above; and

D.	such other documents as Bank may reasonably request.
[Signatures included on the following page]
IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:
LUNA INNOVATIONS INCORPORATED
By /s/ Scott A. Graeff
Name: Scott A. Graeff
Title: CSO & Treasurer
LUNA TECHNOLOGIES, INC.
By /s/ Scott A. Graeff
Name:     Scott A. Graeff
Title:    President

ADVANCED PHOTONIX, INC.
By /s/ Dale E. Messick
Name: Dale E. Messick
Title: President
PICOMETRIX, LLC
By /s/ Dale E. Messick
Name: Dale E. Messick
Title:    President
BANK:
SILICON VALLEY BANK
By: /s/ Alicia Fuller
Name: Alicia Fuller
Title: Director

EXHIBIT B
COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK                        Date:
FROM:     LUNA INNOVATIONS INCORPORATED, et al
The undersigned authorized officer of Luna Innovations Incorporated, Luna Technologies, Inc., Advance Photonix, Inc., and Picometrix, LLC (individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Projections	FYE within 30 days, and as amended	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Cash	**	$_______	Yes No
Liquidity Coverage Ratio	>1.50:1.00	:1.00	Yes No
**See Section 6.9(a)

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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LUNA INNOVATIONS INCORPORATED LUNA TECHNOLOGIES, INC. ADVANCED PHOTONIX, INC. PICOMETRIX, LLC By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

I.    Minimum Cash (Section 6.9(a))

Required:
Borrower shall maintain at all times, to be certified as of the last day of each month, unrestricted cash at Bank of not less than (i) Five Million Dollars ($5,000,000) through and including June 30, 2017, (ii) Four Million Dollars ($4,000,000) from July 1, 2017 through and including June 30, 2018, and (iii) Three Million Dollars ($3,000,000) at all times thereafter.

Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$

Is line A equal to or greater than $_________________?

  No, not in compliance                          Yes, in compliance

II.    Liquidity Coverage Ratio (Section 6.9(b))

Required:	Borrower shall maintain at all times, to be certified as of the last day of each month, a Liquidity Coverage Ratio of greater than 1.50 to 1.00.

Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$
B.	Net accounts receivable of Borrower	$
C.	Line B multiplied fifty percent (60%)	$
D.	Line A. plus Line C	$
E.	Aggregate of all Obligations owing to Bank, including, without limitation, all issued and outstanding letters of credit	$
F.	Line D divided by Line E	$

Is Line F greater than 1.50?

  No, not in compliance                          Yes, in compliance